May 28, 2024 2Q 2024 Fixed Income Investor Presentation Associated Banc-Corp Exhibit 99.1

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,“ “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 Today’s Presenters ▪ Derek S. Meyer joined Associated Bank in August 2022 and is the executive vice president and chief financial officer. He is responsible for the company’s financial management. He also serves on the executive leadership team for Associated. ▪ Meyer has over 30 years of experience in banking including 21 years in finance and 12 years in retail and commercial roles. Previously he served as corporate treasurer of Huntington Bank. During his 22-year tenure at Huntington, Meyer held various senior leadership roles and was responsible for crucial finance functions, including treasury, financial planning and analysis, stress testing, mergers and acquisition due diligence, regulatory matters and process and controls implementation. He was also instrumental in driving the bank’s financial strategy, expanding revenue and positively impacting margins. ▪ Meyer holds an MBA in finance from Ohio State University Fisher College of Business and a Bachelor of Science degree in economics from Ohio State University. He previously served on the Volunteers of America OH and IN board of directors. Derek Meyer – EVP, Chief Financial Officer Andrew Arnold – EVP, Corporate Treasurer ▪ Andrew Arnold joined Associated Bank in 2010 and is the executive vice president and corporate treasurer. He is responsible for management of the bank’s interest rate risk exposure, liquidity, funding and investment portfolio and capital activities. ▪ With nearly 25 years of finance experience, Arnold joined Associated as an asset and liability senior analyst. In 2020, he was promoted to the role of senior vice president, assistant treasurer and director of liability management and most recently served as interim corporate treasurer. Prior to joining Associated, Arnold held senior capital market analyst and corporate treasury and business analyst roles at other financial institutions. ▪ Arnold holds a bachelor’s degree in finance from the University of Wisconsin. ▪ Patrick E. Ahern joined Associated Bank in 2010 and is currently the executive vice president and chief credit officer and Chicago market president. He also serves on the executive leadership team for Associated. ▪ Ahern brings more than 30 years of banking experience to Associated Bank, including multiple leadership roles in commercial real estate and credit functions. ▪ Ahern holds a Master of Business Administration degree with a concentration in real estate from DePaul University and a Bachelor of Science in finance from the University of Wisconsin – Whitewater. He currently sits on the management committee and serves as treasurer for Urban Land Institute – Chicago chapter. Patrick Ahern – EVP, Chief Credit Officer & Chicago Market President

3 Commercial & Business Lending 37% Commercial Real Estate 25% Consumer 38% Corporate & Commercial Specialty 28% Community, Consumer & Business 54% Risk Mgmt & Shared Services 18% With origins dating back to 1861, ASB is the largest bank holding company based in Wisconsin2 Associated Banc-Corp (NYSE: ASB)1 $41B Assets $29B Loans $4B Equity $34B Deposits Average Loans Average Deposits 1 All figures as of or for the quarter ended March 31, 2024 unless otherwise noted. 2 Based on assets as of December 31, 2023. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 9.43% CET1 Ratio 188 Branches ~4,100 Employees 7.08% TCE Ratio3

4 Our Strong Foundation We’ve strengthened our company over time by managing risk & prioritizing the customer experience Strengthened Credit Risk Profile Enhanced Liquidity & Interest Rate Risk Management Sharpened Customer Experience Focus ▪ Geographically anchored in stable Midwest markets ▪ Exited or greatly reduced certain historically volatile portfolios ▪ Prime/super prime consumer portfolio ▪ Diversified CRE portfolio with limited urban office exposure ▪ Adopted annual capital stress testing and concentration management controls ▪ 115% readily available liquidity coverage for uninsured & uncollateralized deposits1 ▪ Increased FHLB capacity ▪ Recruited talent for liquidity stress testing and A/L management roles ▪ Added target metrics for repricing gap and asset sensitivity ▪ Implemented balance sheet hedging strategy ▪ 90% complete satisfaction with the branch channel in 20232 ▪ 4-year high in digital satisfaction in 2023, led by mobile2 ▪ Relationship-focused growth in mass affluent, wealth and commercial businesses ▪ Net customer growth forecasted in both consumer and business 1 Liquidity coverage based on current levels of readily available (within one business day) funding as of March 31, 2024. See slide 27 for additional details. 2 Based on customer satisfaction scores from internal transactional surveys.

5 Key Themes in 2024 We’ve positioned ASB for success by advancing our growth strategy while remaining disciplined on credit ▪ Conservative credit culture refined over the past 15 years ▪ Geographically anchored in stable Midwest markets (no rent-controlled NYC exposure) ▪ Maintaining prime/super prime consumer focus ▪ Diversified CRE portfolio with limited central business district office exposure ▪ Annual capital stress testing & concentration management controls ▪ Solid credit performance in recent quarters, in line with continued credit normalization ▪ Ongoing tailwinds from successful execution of Phase 1 initiatives ▪ Enhanced profitability profile from balance sheet repositioning completed in 4Q 2023 ▪ Leadership team bolstered by several key hires in 2023-2024 ▪ Continued momentum with commercial RM hiring plan ▪ Consumer-focused product launches on track ▪ Champion of You brand strategy supporting acquisition, retention and deepening of customer households Disciplined Credit Approach Advancing our Growth Strategy

Disciplined Credit Approach

7 4% 0% 1Q 2017 1Q 2024 7% 1% 1Q 2009 1Q 2024 Strengthened Balance Sheet1 We have exited or greatly reduced certain historically volatile portfolios while growing historically stable assets $9.4 $10.7 $2.2 $7.9$4.3 $11.0 $15.9 $29.5 1Q 2009 1Q 2024 Land & For-Sale Housing Loans / Total Loans Oil & Gas Loans / Total Loans Total Loan Portfolio Evolution ($ in billions) Commercial & Business Lending Residential Mortgage All Other Loans 1 All figures shown on an end of period basis unless otherwise noted. 41% 64% 1Q 2014 – 1Q 2024 C&BL (ex. Oil & Gas) 0.14% Blended 0.09%Residential Mortgage 0.03% ~23% of total NCOs during a peak loss period from 1Q 2009 through 1Q 2011 ~60% of total NCOs from 1Q 2017 through 1Q 2023 1Q 2009 – 1Q 2024 C&BL (ex. Oil & Gas) 0.44% Blended 0.28%Residential Mortgage 0.10% WAvg. NCO Rates

8 Com'l & Business Lending 37% Other 36% Residential Mortgage 27% 1 All data as of and for the period ended March 31, 2024 unless otherwise noted. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 3 Property class mix determined by third-party vendor partner mapping of portfolio. 4 From inception on September 30, 2021 through the period ended March 31, 2024. WI 28% IL 21% MN 10% Other Midwest 13% Other 29% Loans by State 2 A company-wide focus on discipline & diversification has enhanced our credit profile Prime/Super Prime Consumer PortfolioStable Total Loan Portfolio Diversified Commercial Real Estate Portfolio Diversified Credit Risk Profile1 98% of auto loans booked have had prime/super prime FICO scores4 Total Loans by Class Loans by Category Office loans are just 3.5% of total loans & are weighted toward suburban/Class A properties3 792 784 759 792 786 768 Home Equity Mortgage Auto Finance 1Q 2023 1Q 2024 +2 WAvg. Portfolio FICO Scores 98% +9 9.4% Multi-family loans are just 9.4% of total loans, primarily located in stable Midwest markets (no rent-controlled NYC exposure)

9 Period end loans grew by $278 million vs. the prior quarter, led by growth in Auto and C&I Quarterly Loan Trends Commercial & Business Lending Commercial Real Estate Consumer Lending $2.4 $2.5 $2.8 $3.0 $3.3 $8.6 $8.7 $8.8 $8.7 $7.9 $7.3 $7.3 $7.3 $7.4 $7.4 $10.6 $10.9 $11.0 $10.8 $10.8 $28.8 $29.4 $29.9 $30.0 $29.4 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer Average Quarterly Loans ($ in millions) $(89) $(28) $3 $16 $34 $127 $215 Residential Mortgage Commercial & Industrial Auto Finance EoP Loan Change (12/31/2023 to 3/31/2024) CRE Investor CRE-Owner Occupied CRE Construction Home Equity & Other Consumer $969M mortgage loan sale settled 12/21/2023

10 Net Charge Offs and Provision Total Delinquent Loans Credit Quality Trends $2 $2 $2 $22 $2$29 $40 $47 $62 $48 $31 $42 $50 $84 $51 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 1Q 2024 credit quality remained solid with a modest uptick in NCOs balanced by decreasing delinquencies ($ in millions) Accruing Loans 30-89 Days PD $3 $11 $18 $16 $22 $18 $22 $22 $21 $24 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Total Net Charge Offs Provision for Credit Losses on Loans Accruing Loans 90+ Days PD Total Criticized Loans $118 $131 $169 $149 $178 $260 $345 $387 $454 $484 $370 $248 $286 $217 $155 $748 $724 $842 $820 $818 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 ($ in millions) ($ in millions) Nonaccrual Loans $68 $73 $79 $86 $85 $25 $22 $11 $0 $19 $24 $36 $79 $63 $74 $118 $131 $169 $149 $178 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 ($ in millions) CREConsumer Commercial & Business Lending Substandard AccruingSpecial Mention Nonaccrual Loans

11 ACLL / Total Loans (%)ACLL1 Update ▪ ACLL increased $2 million from the prior quarter to $388 million, driven primarily by nominal credit movement coupled with general macroeconomic trends ▪ CECL forward-looking assumptions based on Moody’s February 2024 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) Our ACLL percentage decreased by 1 basis point vs. the prior quarter to 1.31% Allowance for Credit Losses on Loans (ACLL) Update 1.25 1.26 1.26 1.32 1.31 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 147,533$ 1.35% 152,341$ 1.41% 157,933$ 1.44% CRE - Investor 55,678 1.09% 68,338 1.33% 72,512 1.44% CRE - Construction 71,098 3.31% 70,578 3.11% 64,225 2.81% Residential Mortgage 39,096 0.45% 37,808 0.48% 35,915 0.46% Other Consumer 52,803 2.16% 56,805 1.80% 57,198 1.71% Total 366,208$ 1.25% 385,870$ 1.32% 387,782$ 1.31% 3/31/2023 12/31/2023 3/31/2024

High-Quality Commercial Real Estate Portfolio[1]

ASB has built a diversified CRE portfolio by partnering with well-known developers in stable Midwest markets


Total Loans by Segment
Consumer 38%
Com'l & Business Lending 37%
CRE 25%


CRE by Geography
Minnesota 9%
Illinois 15%
Other Midwest[2] 21%
Wisconsin 20%
Texas 8%
Other 26%


CRE by Property Type
Retail 9%
Multi-Family 38%
Office 14%
Other 15%
Industrial 25%

CRE Credit Quality

	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24
Portfolio LTV	60%	60%	59%	58%	59%
Delinquencies/Loans	0.00%	0.00%	0.14%	0.25%	0.28%
NALs/Loans	0.35%	0.30%	0.15%	0.00%	0.26%
ACLL/Loans	1.75%	1.88%	1.90%	1.88%	1.87%
NCOs/Avg. Loans[3]	0.00%	(0.12%)	(0.02%)	(0.01%)	0.00%

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.38%
Largest CRE Property Type (Multi-Fam)	9.43%
CRE Office Loans	3.45%

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[4]	1.19x
2024 Remaining Maturities	$306 million
Central Business District vs. Suburban	~79% Suburban
Property Class Mix[5]	~57% Class A

[1] All updates as of or for the period ended March 31, 2024 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Calculated on an annualized basis. Negative values indicate a net recovery.
[4] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.
[5] Property class mix determined by third-party vendor partner mapping of portfolio.

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Advancing our Growth Strategy

Phase 1: Established Track Record of Execution

Launched in 2021, Phase 1 of our plan was designed to attract & deepen relationships, enhance profitability

	What We Said – 2021	What We've Done[1]
Enhanced our Lending Capabilities	▪ Diversify our consumer portfolio by growing Auto Finance ▪ Broaden current Asset-Based Lending capabilities ▪ Launch Equipment Finance vertical ▪ Accelerate core Commercial Middle Market lending growth	▪ Added nearly $2.5 billion in prime/super prime Auto Finance loans since launch ▪ Surpassed $700 million in Asset-Based Lending & Equipment Finance loans ▪ Expanded Commercial RM base across footprint
Expanded our Deposit Capabilities	▪ Focus on full relationship banking for commercial clients ▪ Enhance product offerings based on customer feedback & analytics ▪ Retool our Mass Affluent strategy ▪ Launch revitalized brand campaign	▪ Shifted to balanced scorecard incentive structure for RMs ▪ Added over $170 million in net new Mass Affluent deposits in 1Q 2024 (after adding $730+ million in 2023) ▪ 26% increase in consumer checking household acquisition (1Q '23 to 1Q '24)
Invested in Digital Transformation	▪ Redirect $50 million of spend over the next five years to digital ▪ Deploy new mobile and online systems ▪ Transform our legacy IT infrastructure to deliver greater differentiation	▪ Launched digital platform in Fall 2022 and have since issued 12 major upgrades ▪ Achieved 4-year high in digital satisfaction in 2023, led by mobile[2] ▪ 9% decrease in consumer checking household attrition (1Q '23 to 1Q '24)

[1] All updates as of or for the period ended March 31, 2024 unless otherwise noted.
[2] Based on customer satisfaction scores from internal transactional surveys.

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15 Phase 2: Advancing our Growth Strategy Announced in 4Q 2023, Phase 2 of our strategic plan builds on our foundation & positions us for future success Diligent Expense Control Balance Sheet Repositioning Reinvesting for Organic Growth Repositioned our balance sheet in 4Q 2023 to accelerate the financial impact of our organic strategy ▪ Sold $780 million in securities and $969 million in mortgage loans ▪ Paid down FHLB advances, reinvested in securities at higher rates Identified and executed $25 million to $30 million in expense reductions for 2024 ▪ 3% reduction in workforce ▪ 14 total branch closures Reinvesting expense savings in people, products, process & technology to build on our organic growth momentum ▪ Acquiring customers ▪ Deepening relationships ▪ Decreasing reliance on low- yield, low-relationship assets ▪ Decreasing reliance on wholesale funding sources ▪ Maintaining foundational expense and credit discipline

Advancing our Growth Strategy

We are building on our momentum through organic investments designed to further enhance our return profile

Phase 1 Achievements

- Expanded commercial capabilities & added RMs
- Modernized digital banking experience
- Upgraded product & service offerings
- Launched Mass Affluent strategy
- Introduced “Champion of You” brand strategy
- Added prime/super prime Auto Finance vertical

Phase 2 Progress

People

- Bolstered leadership across key lines of business:
  - Jayne Hladio (Private Wealth)
  - Phillip Trier (Commercial)
  - Steven Zandpour (Retail)
  - Neil Riegelman (Commercial)
- Michael Lebens joined as SVP, Commercial Banking Segment Leader in MN on 5/13
- Trained 13 designated Mass Affluent bankers in April, bringing total to 46
- Progressing on our plan to hire 26+ add’l Commercial RMs

Products, Process & Technology

- Launched automated direct deposit switching in 4Q
- Launched Early Pay in 1Q
- Launched new branch deposit account opening platform in 1Q
- Unveiled new social media campaign in 1Q
- Launched new marketing tactics in 1Q to drive consumer & small business acquisition

FY 2024 Outlook Highlights[1]

4% to 6%	3% to 5%	2% to 4%
Loan Growth	Core Customer Deposit[2] Growth	Net Interest Income Growth

[1] Projections are on an end of period basis as of and for the year ended 12/31/2024 as compared to 2023 results as of 12/31/2023 unless otherwise noted.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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Momentum is Building Across our Company[1]

We are combining foundational strengths with targeted investments to drive transformational results

Satisfied Customers

- Named #1 for Retail Banking Customer Satisfaction in the Upper Midwest Region by J.D. Power[2]


J.D. POWER

Household Growth

- Net consumer checking HH growth in 1Q24
- Net business checking HH growth in 1Q24
- Consumer checking HH acquisition +26% vs. 1Q23
- Consumer checking HH attrition -9% vs. 1Q23

Satisfied Colleagues

- Winner of the 2024 Top Workplaces USA Award and five Energage Culture Excellence Awards in Spring 2024[3]


USA TODAY
TOP
WORK
PLACES
2024
USA

Balance Sheet Growth

- Total loan growth of $278 million
- Total deposit growth of $267 million
- Core customer deposit[4] growth of $557 million

[1] All updates as of or for the period ended March 31, 2024 unless otherwise noted. Growth reflects period end results for the quarter ended March 31, 2024 compared to period end results for the quarter ended December 31, 2023 unless otherwise noted.
[2] For J.D. Power 2024 award information, visit jdpower.com/awards.
[3] All awards based on July 2023 Workplace Survey results. Energage Culture Excellence Awards received in the categories of Purpose & Values, Innovation, Leadership, Work-Life Balance and Comp & Benefits.
[4] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

17

18 Average Quarterly Deposits Quarterly Deposit & Funding Trends We grew core customer deposits1 once again in 1Q 2024 while decreasing our reliance on wholesale funding ($ in billions) EoP Funding Change (12/31/2023 to 3/31/2024) ($ in millions) $1.1 $1.5 $1.6 $1.6 $1.7 $0.8 $3.0 $3.4 $3.5 $4.3 $1.6 $2.0 $2.5 $2.8 $2.9 $7.5 $6.7 $6.3 $6.1 $6.1 $4.7 $4.7 $4.8 $4.9 $4.9 $6.8 $6.7 $7.0 $7.2 $7.5 $7.3 $6.7 $6.3 $6.2 $5.9 $29.9 $31.3 $32.0 $32.2 $33.3 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Customer CDs Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs 1 This is a non-GAAP financial measure. See appendix for a reconciliation of end of period core customer deposits to total deposits. $(81) $66 $134 $149 $289 Noninterest-Bearing Demand Interest-Bearing Demand Savings $(607) $(516) $227 $434 Network Transaction Deposits Other Wholesale Funding Brokered CDs FHLB Advances Core Customer Deposits1 +$557mm (+2%) Wholesale Funding Sources $(463mm) (-5%) Total Deposits +$267mm (+1%) Money Market Customer CDs

19 Net Interest Income & Net Interest Margin Trends We continue to benefit from rising asset yields, while total interest-bearing liability costs were flat vs. 4Q Asset & Liability Yield / Rate Trends (%) Net Interest Income & Net Interest Margin Trends $274 $258 $254 $253 $258 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2.79% 2.69%2.71% 2.80% 3.07% Quarterly Net Interest Income Quarterly Net Interest Margin Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 4.94 5.18 5.36 5.51 5.64 2.48 3.06 3.36 3.55 3.55 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Estimated NII Sensitivity Profile (%) 6.8 4.0 4.0 3.8 3.23.4 1.9 2.0 1.9 1.7 -2.3 -1.2 -0.6 -1.3 -1.0 -4.4 -1.8 -0.8 -2.6 -1.9 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Up 200 bps Up 100 bps Down 100 bps Down 200 bps (12-Month Ramp) ($ in millions)

Improving our Return Profile Over Time[1]

Our efforts to remix the balance sheet & drive toward our 3.00%+ medium-term NIM target are on track

Strategy

Assets

Growing diversified asset classes to decrease reliance on legacy low-yielding, low-relationship asset classes

- ↑ Relationship Commercial
- ↑ Auto Finance
- ↓ Low-Relationship Mortgage
- ↓ Low-Relationship Commercial

Liabilities

Attracting and deepening customer relationships to decrease reliance on wholesale and network funding sources

- ↑ Core Customer Deposits[2]
- ↓ Wholesale Funding Sources

Progress Since 2021

Assets

- Expanded Commercial RM base across footprint
- $2.5B in prime/super prime Auto balances
- Exited TPO mortgage business in 1Q23
- Sold $969M in mortgage loans & pivoted to "originate to sell" model in 4Q23

Liabilities

- Shifted to balanced RM scorecard to deepen Commercial relationships
- Modernized digital banking experience
- Upgraded product & service offerings
- Mass Affluent strategy launched 4Q22
- Repaid $849M of FHLB Advances in 4Q23

1Q24 Results

(end of period growth vs. 4Q23, $ in millions)



Auto
$215
C&I
$127
Mortgage
$3



Core Customer Deposits[2]
$557
Total Deposits
$267
$(463)
Wholesale Funding

[1] All updates as of or for the period ended March 31, 2024 unless otherwise noted.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

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21 26% Consumer Checking Household Acquisition 1Q 2023 to 1Q 2024 9% Consumer Checking Household Attrition 1Q 2023 to 1Q 2024 Net Growth Consumer & Business Checking Households 1Q 2024 #1 for Retail Banking Customer Satisfaction in the Upper Midwest Region (J.D. Power)1 We are continuing to make digital-forward investments to deliver a better experience for our customers 1 For J.D. Power 2024 award information, visit jdpower.com/awards. Building on our Strong Momentum With 12 major customer-facing upgrades since launching our platform in Fall 2022, our quarterly cadence of enhancements planned for 2024 includes: ▪ ADIE Virtual Assistant ▪ Omnichannel branch sales platform ▪ Credit score & identity protection ▪ Private Wealth client experience ▪ Personalized digital marketplace Digital Roadmap Updates Enhancing the Customer Experience with Digital

22 Balance Sheet Repositioning Summary Estimated 11/9/2023 Actual Total Assets Sold $1.8B $1.68B Total Loans Sold $1.0B in ARMs $969M in ARMs Wtd. Avg. Yield 3.72% Wtd. Avg. Yield 3.81% Total Securities Sold (Book Value) $0.8B in AFS Securities $780M in AFS Securities Wtd. Avg. Yield 2.60% Wtd. Avg. Yield 2.60% 4Q 2023 One-Time Loss1 $157M $150M Use of Proceeds Repay $0.9B of FHLB Advances Repaid $849M of FHLB Advances Wtd. Avg. Yield ~5.50% Wtd. Avg. Yield 5.44% Reinvest into $0.7B of securities & cash Reinvested into $741M of securities & cash Wtd. Avg. Yield 6.02% Wtd. Avg. Yield 6.04% We are providing finalized transaction figures following the settlement of our 4Q 2023 sale of loans & securities 1 Net of tax and the provision for loan losses that was reversed as a result of the sale of mortgages.

23 Well-Positioned for 2024+ Leadership in multiple organizational units has been boosted by recent hires, bringing in new ideas and continuing to build upon our already strong foundation Loan growth expected as our investments in customer-facing colleagues and enhanced lending capacity provide a tailwind Balance sheet repositioning completed in 4Q 2023 unlocks the benefits of our organic strategy by providing balance sheet capacity to achieve our loan growth targets while mitigating funding risks Core customer deposit growth expected from our relationship-focused commercial expansion, continued success of Mass Affluent, product enhancements and sustained investment in digital to deepen relationships and grow households Expense control has been addressed through reductions in force, branch closures, and a disciplined approach to vendor management and discretionary spending Credit discipline remains a foundational strength, with diversified portfolios, enhanced risk controls, and a growth strategy emphasizing core businesses in core markets Capital levels are well within our target ranges and well above regulatory requirements Our proactive approach in addressing our strategic opportunities has set us up well for 2024 & beyond

24 1 Adjusted 2023 figures have been provided for noninterest income and noninterest expense to exclude the impact of one time items incurred as a result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2023 and the FDIC special assessment booked during the fourth quarter of 2023. These figures are non-GAAP financial measures. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Projections are on an end of period basis as of and for the year ended 12/31/2024 as compared to adjusted 2023 results as of 12/31/2023 unless otherwise noted. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 4 2024 noninterest expense guidance excludes the impact of the $31 million FDIC special assessment booked during the fourth quarter of 2023 and the $8 million FDIC special assessment booked during the first quarter of 2024. FY 2024 Outlook GAAP FY 2023 Result Adjusted FY 2023 Result1 FY 2024 Guidance2 EoP Total Loans $29.2B (+1.4% vs. 2022) $29.2B (+1.4% vs. 2022) 4% to 6% Growth EoP Total Deposits $33.4B (+12.9% vs. 2022) Core Customer Deposits3 $27.4B (-2.4% vs. 2022) 3% to 5% Growth (Core Customer Deposits) Net Interest Income $1.040B (+8.6% vs. 2022) $1.040B (+8.6% vs. 2022) 2% to 4% Growth Noninterest Income $63M (-77.6% vs. 2022) $264M (-6.4% vs. 2022) 0% to 2% Decrease Noninterest Expense $814M (+8.9% vs. 2022) $783M (+4.8% vs. 2022) 2% to 3% Growth4 Effective Tax Rate 11.2% N/A 19% to 21%

Appendix

26 Stable, Granular Deposit Portfolio Uninsured, uncollateralized deposits were only 23% of total deposits as of 3/31/2024 1 Liquidity coverage based on current levels of readily available (within one business day) funding. See slide 27 for additional details. 26% 22% 23% 23% 23% 74% 78% 77% 77% 77% $30.4 $32.1 $32.1 $33.5 $33.7 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 EoP Total Deposit Trends (Associated Bank, N.A.) ($ in billions) Total of Insured and Collateralized Deposits Total of Uninsured and Uncollateralized Deposits 23% Percentage of total deposits that were uninsured and uncollateralized as of 3/31/2024 115% Readily available liquidity coverage1 for uninsured and uncollateralized deposits as of 3/31/2024 156% Total liquidity coverage for uninsured and uncollateralized deposits as of 3/31/2024

27 Liquidity Sources As of 3/31/2024, ASB’s total liquidity sources covered 156% of uninsured, uncollateralized deposits Liquidity Sources 12/31/2023 3/31/2024 Federal Reserve Balance $421.8 $419.6 Available FHLB Chicago Capacity $5,985.4 $7,035.8 Available Fed Discount Window Capacity $1,433.7 $1,439.0 Available Bank Term Funding Program Capacity $522.5 $0 Funding Available Within One Business Day1 $8,363.4 $8,894.3 Available Fed Funds Lines $1,550.0 $1,670.0 Available Brokered Deposit Capacity2 $138.5 $446.5 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Liquidity $11,051.9 $12,010.8 ($ in millions) 115% of uninsured, uncollateralized deposits 156% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Availability based on internal policy limitations.

28 Cash & Investment Securities Portfolio We continue to target investments to total assets of 18% to 20% in 2024 19% 19% 18% 19% 19% 2% 2% 2% 2% 2% 21% 20% 20% 21% 21% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Securities EoP Securities + Cash / Total Assets Cash $3.4 $3.5 $3.5 $3.6 $3.7 $4.0 $3.9 $3.9 $3.9 $3.8 $0.4 $0.3 $0.3 $0.3 $0.2 $7.7 $7.7 $7.7 $7.7 $7.8 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Held to MaturityAvailable for Sale ($ in billions) EoP Securities Book Composition Other Securities CET1 Including AOCI1 (%) CET1 Ratio Incl. AOCICET1 Ratio 9.45 9.48 9.55 9.39 9.43 8.74 8.60 8.53 8.87 8.79 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

29 1Q 2024 Capital Ratios (%) 7.08 9.43 10.02 12.08 TCE Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Our capital ratios remained well within our target ranges during 1Q 2024 Capital Profile 1 2024 Capital Target Ranges (%) $18.42 $18.41 $18.46 $18.77 $18.78 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Tangible Book Value / Share 7.08 1Q 2024 TCE Ratio 2024 Target Range 9.43 1Q 2024 CET1 Ratio 2024 Target Range 7.75 10.00 6.75 9.00 1

30 Total Loans Outstanding Balances as of March 31, 2024 ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 3/31/2024 1 % of Total Loans 3/31/2024 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 2,584$ 8.8% Multi-Family 2,780$ 9.4% Manufacturing & Wholesale Trade 2,270 7.7% Industrial 1,807 6.1% Real Estate (includes REITs) 1,768 6.0% Office 1,018 3.5% Finance & Insurance 639 2.2% Retail 630 2.1% Mortgage Warehouse 635 2.2% Single Family Construction 253 0.9% Retail Trade 458 1.6% Warehouse 203 0.7% Health Care and Social Assistance 400 1.4% Hotel/Motel 194 0.7% Rental and Leasing Services 392 1.3% Medical 164 0.6% Transportation and Warehousing 365 1.2% Land 115 0.4% Construction 353 1.2% Self Storage 29 0.1% Professional, Scientific, and Tech. Serv. 320 1.1% Other 129 0.4% Waste Management 228 0.8% Total CRE 7,322$ 24.8% Accommodation and Food Services 94 0.3% Information 79 0.3% Consumer Arts, Entertainment, and Recreation 66 0.2% Residential Mortgage 7,868$ 26.7% Management of Companies & Enterprises 64 0.2% Auto Finance 2,471 8.4% Public Administration 16 0.1% Home Equity 620 2.1% Educational Services 15 0.1% Credit Cards 134 0.5% Mining 7 0.0% Student Loans 56 0.2% Agriculture, Forestry, Fishing and Hunting 0 0.0% Other Consumer 68 0.2% Other 201 0.7% Total Consumer 11,218$ 38.0% Total C&BL 10,954$ 37.1% Total Loans 29,494$ 100.0%

31 Multi-Family 38% Retail 9% Office 14% Industrial 25% 1-4 Family Construction 3% Warehouse 3% Hotel / Motel 3% Other 6% Wisconsin 28% Illinois 21% Minnesota 10% Other Midwest 13% Texas 5% Other 24% Manufacturing & Wholesale Trade 21% Real Estate 16% Power & Utilities 24% Mortgage Warehouse 6%Finance & Insurance 6% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 29% Natural Gas 32% Solar 21% Transmission, Control & Distribution 5% Geothermal 2% Hydroelectric 2% Other 9% Wisconsin 23% Illinois 15% Minnesota 7% Texas 6% Other Midwest 10% Other 40% Wisconsin 20% Illinois 15% Minnesota 9% Other Midwest2 21% Texas 8% Other 26% 2 2 Loan Stratification Outstanding Balances as of March 31, 2024 C&BL by Geography $11.0 billion Power & Utilities Lending $2.6 billion C&BL by Industry $11.0 billion Total Loans1 CRE by Geography $7.3 billion CRE by Property Type $7.3 billion

Reconciliation & Definitions of Non-GAAP Items

Tangible Common Equity and Tangible Assets Reconciliation[1] ($ in millions)	1Q 2023	2Q 2023	3Q 2023	4Q 2023	1Q 2024
Common equity	$3,932	$3,929	$3,934	$3,980	$3,975
Goodwill and other intangible assets, net	(1,152)	(1,150)	(1,148)	(1,145)	(1,143)
Tangible common equity	$2,779	$2,779	$2,786	$2,834	$2,831
Total assets	$40,703	$41,219	$41,637	$41,016	$41,137
Goodwill and other intangible assets, net	(1,152)	(1,150)	(1,148)	(1,145)	(1,143)
Tangible assets	$39,550	$40,070	$40,490	$39,870	$39,994

End of Period Core Customer Deposits Reconciliation ($ in millions)	4Q 2023	1Q 2024
Total deposits	$33,446	$33,713
Brokered CDs	(4,447)	(3,931)
Network transaction deposits	(1,566)	(1,793)
Core customer deposits	$27,432	$27,989

One Time Item Noninterest Income Reconciliation ($ in millions)	YTD Dec 2023	4Q 2023
GAAP noninterest income	$63	$(131)
Loss on mortgage portfolio sale[2]	136	136
Net loss on sale of investments[2]	65	65
Noninterest income, excluding one time items	$264	$70

One Time Item Noninterest Expense Reconciliation ($ in millions)	YTD Dec 2023	4Q 2023	1Q 2024
GAAP noninterest expense	$814	$239	$198
FDIC special assessment	(31)	(31)	(8)
Noninterest expense, excluding one time items	$783	$209	$190

[1] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

[2] The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2023.

32

33 Reconciliation & Definitions of Non-GAAP Items Common Equity Tier 1 Capital Ratio Reconciliation 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Common equity Tier 1 capital ratio 9.45% 9.48% 9.55% 9.39% 9.43% Accumulated other comprehensive loss adjustment (0.72)% (0.88)% (1.01)% (0.52)% (0.64)% Common equity Tier 1 capital ratio including accumulated other comprehensive loss 8.74% 8.60% 8.53% 8.87% 8.79%